Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com
ZILLOW GROUP SECOND QUARTER 2018 REVENUE INCREASED 22% YEAR-OVER-YEAR

•	Premier Agent Revenue increased 22% year-over-year to $230.9 million.

•	Purchased 19 homes in Phoenix through Zillow Offers.

•	Traffic to Zillow Group brands’ mobile apps and websites reached an all-time high of more than 188 million unique users in April 2018.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia, StreetEasy and RealEstate.com, increased 14% year-over-year to approximately 1.9 billion.

SEATTLE - August 6, 2018 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the three months ended June 30, 2018. In a separate news release, Zillow Group announced that it has entered into a definitive agreement to acquire Mortgage Lenders of America, L.L.C., a national mortgage lender headquartered in Overland Park, Kansas.
“Zillow Group’s second quarter 2018 year-over-year revenue growth of 22% was driven primarily by our Premier Agent, Rentals and New Construction marketplaces,” said Zillow Group CEO Spencer Rascoff. “This quarter also marked a major milestone in Zillow Group’s history, as we launched our Homes business and began buying houses directly from homeowners in two cities through Zillow Offers™. At this exciting time in the real estate industry, Zillow Group is committed to developing innovative technology and services, like Zillow Offers and, with today’s announcement, potential for mortgage originations, that help our partners meet evolving consumer expectations, while generating more revenue opportunities.”
Complete financial results can be found in the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm.
Second Quarter and Year to Date 2018 Financial Highlights
In the second quarter of 2018, Zillow Group began reporting financial results for its two reportable segments: the Internet, Media & Technology (“IMT”) segment and the Homes segment. The IMT segment includes the financial results for the Premier Agent, Rentals, Mortgages and new construction marketplaces, dotloop, and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals. The Homes segment includes the financial results from Zillow Group’s buying and selling of homes directly.
The following table sets forth our financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		2017 to 2018 % Change	Six Months Ended June 30,		2017 to 2018 % Change
	2018	2017		2018	2017
Revenue:
IMT segment:
Premier Agent	$230,885	$189,725	22%	$444,617	$365,026	22%
Rentals	33,288	23,710	40%	62,351	45,255	38%
Mortgages	19,305	20,936	(8)%	38,328	41,206	(7)%
Other (1)	41,768	32,479	29%	79,829	61,138	31%
Total IMT segment revenue	325,246	266,850	22%	$625,125	$512,625	22%
Homes segment	—	—	N/A	—	—	N/A
Total revenue	$325,246	$266,850	22%	$625,125	$512,625	22%
Other Financial Data:
Loss before income taxes:
IMT segment	$(1,539)	$(21,845)		$(10,488)	$(26,451)
Homes segment	(12,154)	—		(19,196)	—
Total loss before income taxes	$(13,693)	$(21,845)		$(29,684)	$(26,451)
Net loss	$(3,093)	$(21,845)		$(21,684)	$(26,451)
Adjusted EBITDA (2):
IMT segment	$64,724	$39,700		$115,724	$94,499
Homes segment	(8,724)	—		(13,414)	—
Total Adjusted EBITDA	$56,000	$39,700		$102,310	$94,499
Percentage of Revenue:
Loss before income taxes:
IMT segment	—%	(8)%		(2)%	(5)%
Homes segment	N/A	N/A		N/A	N/A
Total loss before income taxes:	(4)%	(8)%		(5)%	(5)%
Net loss	(1)%	(8)%		(3)%	(5)%
Adjusted EBITDA:
IMT segment	20%	15%		19%	18%
Homes segment	N/A	N/A		N/A	N/A
Total Adjusted EBITDA	17%	15%		16%	18%
(1) Other Revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.

(2) See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented.

Second Quarter 2018 Audience Highlights

•
More than 186 million average monthly unique users accessed Zillow Group brands’ mobile apps and websites, an increase of 4% year-over-year. Zillow Group brands’ mobile apps and websites reached an all-time high of more than 188 million unique users in April 2018, an increase of nearly 14 million unique users from the same period last year.

•	Visits to Zillow Group brands’ mobile apps and websites Zillow®, Trulia®, StreetEasy® and RealEstate.com increased 14% year-over-year to approximately 1.9 billion.

Business Outlook - Third Quarter and Full Year 2018
The following table presents Zillow Group’s business outlook for the periods presented (in millions, unaudited):

Zillow Group Outlook as of August 6, 2018	Three Months Ending September 30, 2018	Year Ending December 31, 2018

Revenue:
IMT segment:
Premier Agent	$237 to $239	$921 to $927
Rentals	$37 to $38	$136 to $138
Mortgages	$18 to $19	$76 to $77
Other	$43 to $44	$167 to $168
Total IMT segment revenue	$335 to $340	$1,300 to $1,310
Homes segment	$2 to $7	$20 to $40
Total revenue	$337 to $347	$1,320 to $1,350
Adjusted EBITDA*:
IMT segment	$77 to $82	$276 to $286
Homes segment	$(12) to $(9)	$(39) to $(33)
Total Adjusted EBITDA	$65 to $73	$237 to $253

Weighted average shares outstanding — basic	202.0 to 204.0	197.5 to 199.5
Weighted average shares outstanding — diluted	212.5 to 214.5	208.0 to 210.0

In addition, Zillow Group expects to hold 300 to 550 homes in inventory as related to the Homes segment as of December 31, 2018.
* Zillow Group has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss for total Adjusted EBITDA or to forecasted GAAP loss before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from new acquisitions; impairments of assets; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net loss and loss before income taxes, are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measure discussed in this release, please see “Use of Non-GAAP Financial Measure” below.

Conference Call and Webcast Information
Zillow Group CEO Spencer Rascoff and Interim CFO Jennifer Rock will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A Quarterly Update letter will be posted to the Quarterly Results section of Zillow Group’s investor relations website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast.
Zillow Group’s management will answer questions submitted via Slido, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the proposed acquisition of Mortgage Lenders of America, L.L.C., our business outlook, and operational plans for 2018. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, the satisfaction of conditions precedent to the closing of Zillow Group’s acquisition of Mortgage Lenders of America, L.L.C., Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters; Zillow Group’s ability to increase awareness of the Zillow Group brands in a cost-effective manner; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measure
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, including forecasted Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and loss before income taxes and our other GAAP results. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.

About Zillow Group
Zillow Group (NASDAQ: Z) (NASDAQ: ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web which focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with great real estate professionals. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments®, RealEstate.com and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. Zillow Offers™ provides homeowners in certain metropolitan areas with the opportunity to receive offers to purchase their home from Zillow. When Zillow buys a home, it will make necessary updates and list the home for resale on the open market. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. Zillow Group is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC.

(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and loss before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	IMT	Homes	Consolidated	IMT	Homes	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	$(3,093)	N/A	N/A	$(21,845)
Income tax benefit	N/A	N/A	(10,600)	N/A	N/A	—
Loss before income taxes	$(1,539)	$(12,154)	$(13,693)	$(21,845)	$—	$(21,845)
Other income	(3,089)	—	(3,089)	(1,610)	—	(1,610)
Depreciation and amortization expense	25,763	257	26,020	27,022	—	27,022
Share-based compensation expense	35,770	3,173	38,943	29,193	—	29,193
Acquisition-related costs	632	—	632	43	—	43
Interest expense	7,187	—	7,187	6,897	—	6,897
Adjusted EBITDA	$64,724	$(8,724)	$56,000	$39,700	$—	$39,700

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	IMT	Homes	Consolidated	IMT	Homes	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	$(21,684)	N/A	N/A	$(26,451)
Income tax benefit	N/A	N/A	(8,000)	N/A	N/A	—
Loss before income taxes	$(10,488)	$(19,196)	$(29,684)	$(26,451)	$—	$(26,451)
Other income	(5,535)	—	(5,535)	(2,563)	—	(2,563)
Depreciation and amortization expense	52,561	365	52,926	54,157	—	54,157
Share-based compensation expense	64,267	5,417	69,684	55,588	—	55,588
Acquisition-related costs	659	—	659	148	—	148
Interest expense	14,260	—	14,260	13,620	—	13,620
Adjusted EBITDA	$115,724	$(13,414)	$102,310	$94,499	$—	$94,499

(1) We use loss before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss is calculated and presented only on a consolidated basis within our financial statements.